FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the "First Amendment"), effective as of February 4, 2021, is between Eastside Distilling, Inc., a Nevada corporation (the "Company"), and Geoffrey Gwin (the "Executive").

A. Effective June 15, 2020, the Company and the Executive entered into an Employment Agreement (the "Agreement") pursuant to which the Executive agreed to provide certain services to the Company. The Agreement is incorporated into this First Amendment by this reference and all defined terms in the Agreement shall have the same meaning in this First Amendment.

B. The parties now wish to modify and amend the Agreement in accordance with this First Amendment.

The parties, each intending to be legally bound, agree as follows:

1. Section 2 (a) has been amended from the original employment Agreement to read as follows:

> 2 (a) Base Salary. Beginning the next pay period following the Redneck Riviera Whiskey deal closing, scheduled for the first week of February 2021, the Company will pay Executive an annual base salary of $250,000 as compensation for Executive's services, subject to review from time to time by the Compensation Committee of the Board (the "**Compensation Committee**") (such annual salary, as is then effective, to be referred to herein as "**Base Salary**"). All compensation paid to Executive will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholdings.

2. Section 2(b) RSU Grant has been removed effective the date of this Agreement.

3. This First Amendment shall be deemed a modification of the Agreement. Except as specifically modified hereby, the Agreement shall be deemed controlling and effective, and the parties hereby remake and confirm each of the representations and warranties of the Agreement and agree to be bound by each of its terms and conditions.

4. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Company and the Executive have duly executed this First Amendment as of the date first above written.

EASTSIDE DISTILLING, INC.

DocuSigned by:

By: Paul Block

Name: Paul Block

Title: CEO

GEOFFREY GWIN

DocuSigned by:

Geoffrey Gwin

C6403B46F473483...

Name: Geoffrey Gwin